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                                                                 EXHIBIT 21


                       Subsidiaries of Pen Holdings, Inc.

                                                               Jurisdiction of
                       Name                                    Incorporation or Organization
                       ----                                    -----------------------------
            The Elk Horn Coal Corporation                              West Virginia
            Pen Coal Corporation                                       Tennessee
            Marine Terminals Incorporated                              Missouri
            River Marine Terminals, Inc.                               West Virginia
            Pen Cotton Company of South Carolina                       South Carolina
            Pen Hardwood Company                                       Tennessee
            Pen Cotton Company                                         Tennessee
            Buck Coal, Inc.                                            Virginia
            The Elk Horn Corporation                                   West Virginia
            Ram Processing, Inc.                                       West Virginia
            Big River Mining Company                                   Kentucky
            Pen Sales Company, Inc.                                    U.S. Virgin Islands
            Pen Trading Company                                        Tennessee
            Pen Cotton Company of Alabama, Inc.                        Alabama